CONTRIBUTION AGREEMENT


         This Contribution Agreement, dated as of November 1, 1996, is by and between NATIONSBANK, N.A., a national banking association ("NationsBank, N.A."), and MAIN PLACE HOLDINGS CORPORATION, a Delaware corporation ("Main Place Holdings").

                                    RECITALS

         NationsBank, N.A. owns all of the issued and outstanding Class A Shares of Beneficial Interest of Main Place Real Estate Investment Trust (the "Class A Shares"), a Maryland business trust (the "Trust"), and Main Place Holdings.

         NationsBank, N.A. desires to contribute, and Main Place Holdings desires to accept from NationsBank, N.A. all of the issued and outstanding Class A Shares of the Trust in consideration for the issuance by Main Place Holdings to NationsBank, N.A. of twenty-five (25) shares of common stock, no par value per share (the "Shares"), of Main Place Holdings, subject to the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                           CONTRIBUTION OF SECURITIES

                  1.1 Contribution of the Trust Shares. NationsBank, N.A. hereby agrees to transfer, assign, convey and deliver to Main Place Holdings, and Main Place Holdings hereby agrees to accept from NationsBank, N.A., on the date hereof, all right, title and interest of NationsBank, N.A., legal or equitable, in and to all of the issued and outstanding Class A Shares of the Trust (the "Trust Shares") owned by NationsBank, N.A.

                  1.2 Consideration to NationsBank, N.A.. On the date hereof, Main Place Holdings shall deliver the Shares to NationsBank, N.A., in consideration of the contribution, transfer, assignment, conveyance and delivery of the Trust Shares.


                                     CLOSING

                  2.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. on November 1, 1996, unless otherwise agreed by the parties hereto, at the offices of Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York.

                  2.2 Deliveries at the Closing.  At the Closing:

                           (a) NationsBank, N.A. shall deliver to Main Place
Holdings the Trust Shares, together with stock powers or other appropriate powers or evidence of transfer in favor of Main Place Holdings or in blank.

                           (b) Main Place Holdings shall deliver to NationsBank,
N.A. the Shares as provided for in Section 1.2.

                           (c) Main Place Holdings and NationsBank, N.A. shall
deliver the certificates and other matters described in Articles VI and VII herein.


                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NATIONSBANK, N.A.

                           NationsBank, N.A. hereby represents and warrants to
Main Place Holdings as follows:

           3.1 Organization. The Trust is duly organized, validly existing and in good standing under the laws of its state of organization, has full power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets.

                  3.2 Subsidiaries.  The Trust has no subsidiaries.

           3.3 Organizational Documents, Etc. True, complete and accurate copies of the declaration of trust and bylaws, each of the foregoing as amended to the date hereof, and the minute books and all stock books and stock transfer records of the Trust, each current to the date hereof, have been furnished to Main Place Holdings, and there will be no amendments or changes to such declaration of trust or bylaws prior to the Closing.

           3.4 Capital Stock, Etc. All of the issued and outstanding Class A Shares of the Trust, which constitute all of the issued and outstanding capital stock of the Trust, is held by NationsBank, N.A. All the shares of Trust's capital stock are, and from the date hereof through the Closing, will be, validly issued and outstanding, fully paid and non-assessable. There are no outstanding options, warrants, rights (including preemptive rights), subscriptions, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any Class A Shares of the capital stock of the Trust; however, as disclosed to Main Place Holdings, the Trust will issue a series of non-voting Class B Shares of Beneficial Interest (the "Class B Shares").

           3.5 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation or breach of, conflict with or default under any term or provision of any contract, agreement, indebtedness, lease, encumbrance, commitment, license, franchise, permit, authorization or concession to which either of the Trust or NationsBank, N.A. is a party or by which either of the Trust or NationsBank, N.A. is bound or affected or (ii) a violation by the Trust or by NationsBank, N.A. of any statute, rule, regulation, ordinance, code, action or award applicable to the Trust or to NationsBank, N.A., as the case may be.

           3.6 Restrictive Documents. Neither NationsBank, N.A. or the Trust is subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract or instrument, or to any law, rule, ordinance, regulation, action or any other restriction of any kind or character, which would have a material adverse effect on the execution, delivery and performance of this Agreement by the Trust or NationsBank, N.A. and consummation by the Trust of the transactions contemplated hereby.

           3.7 Consents and Approvals; Licenses. No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, any governmental entity, or any other person or entity, is required to be made or obtained by the Trust or by NationsBank, N.A. in connection with the execution, delivery and performance by the Trust and by NationsBank, N.A., as the case may be, of this Agreement and the consummation by the Trust and by NationsBank, N.A., as the case may be, of the transactions contemplated hereby.

           3.8 Compliance with Law. The Trust has complied with, and has not violated, any judgments, rulings, orders, writs, injunctions, awards, decrees, statutes, laws, ordinances, codes, rules or regulations of any governmental entity applicable to it or to its assets, properties, business or operations. No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, any governmental entity which has not been obtained is material to or necessary for the conduct of the business of the Trust. No violations are or have been recorded in respect of any consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, any governmental entity, and no proceeding is pending, or to the knowledge of the Trust threatened, to revoke or limit any consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, any governmental entity.

           3.9 Litigation. There is no litigation, arbitration, claim, governmental or other proceeding or investigation (domestic or foreign, formal or informal) pending or, to the knowledge of NationsBank, N.A. threatened or in prospect (or any basis therefor known to NationsBank, N.A.), with respect to the Trust or any of its operations, business, properties or assets except as, individually or in the aggregate, do not now have and are not reasonably expected in the future to have a material adverse effect upon the financial condition, results of operations, business, prospects, properties or assets of the Trust.

           3.10 Authorization. NationsBank, N.A. has the legal right, power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement, document or instrument contemplated hereby to which it is a party. This Agreement has been duly executed and delivered by NationsBank, N.A. and is a legal, valid and binding obligation of NationsBank, N.A., enforceable against NationsBank, N.A. in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

           3.11 No Other Agreements to Sell Securities. NationsBank, N.A. has no legal obligation, absolute or contingent, to any person or entity other than

Main Place Holdings to transfer, assign, convey and deliver the Trust Shares.

           3.12 Investment Representations. NationsBank, N.A. is acquiring the Shares for its own account, for investment and not with a view to the sale or distribution thereof or with any present intention of selling or distributing any thereof, except in conformity with the Securities Act of 1933, as amended (the "Securities Act"). NationsBank, N.A. understands and acknowledges that the Shares are not registered under the Securities Act and will not be transferable except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or any successor rule under the Securities Act,
(iii) pursuant to a no-action letter issued by the Securities and Exchange Commission to the effect that a proposed transfer of the Shares may be made without registration under the Securities Act or (iv) pursuant to an opinion of counsel for or reasonably acceptable to Main Place Holdings to the effect that the proposed transfer is exempt from registration or qualification under the Securities Act and relevant state securities laws.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF MAIN PLACE HOLDINGS

           Main Place Holdings hereby represents and warrants to NationsBank, N.A. as follows:

           4.1 Organization of Main Place Holdings. Main Place Holdings is duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Main Place Holdings is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership of property or nature of its business requires such qualification and where failure to be so qualified would have a material adverse effect on Main Place. Main Place Holdings was incorporated on September 23, 1996 and has done no business and incurred no obligations except with respect to the transactions contemplated hereby.

           4.2 Authorization. Main Place Holdings has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Main Place Holdings and is a legal, valid and binding obligation of Main Place Holdings enforceable against Main Place Holdings in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors rights generally and court decisions with respect thereto.

           4.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the certificate of incorporation or bylaws of Main Place Holdings, (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, encumbrance, commitment, license, franchise, permit, authorization or concession to which Main Place Holdings is a party or by which Main Place Holdings is bound or affected which breach or default would have a material adverse effect on the business or financial condition of Main Place Holdings or its ability to consummate the transactions contemplated hereby or (iii) a violation by Main Place Holdings of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree, action or award applicable to Main Place Holdings, which violation would have a material adverse effect on the business or financial condition of Main Place Holdings or its ability to consummate the transactions contemplated hereby.

           4.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental entity, or any other person or entity is required to be made or obtained by Main Place Holdings in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

           4.5 Issuance of Main Place Holdings Common Stock. The authorized capital stock of Main Place Holdings consists of 200 shares of common stock, no par value per share. As of the date hereof, 50 shares of Main Place Holdings Common Stock are outstanding. Upon the issuance of the Shares as provided herein, the Main Place Holdings Common Stock will be duly and validly issued, fully paid and non-assessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Main Place Holdings.

            4.6 Investment Representations. Main Place Holdings is acquiring the Trust Shares for its own account for investment and not with a view to the sale or distribution thereof or with any present intention of selling or distributing any thereof. Main Place Holdings understands and acknowledges that the Trust Shares are not registered under the Securities Act and will not be transferable except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or any successor rule under the Securities Act, (iii) pursuant to a no-action letter issued by the Securities and Exchange Commission to the effect that a proposed transfer of the Trust

Shares may be made without registration under the Securities Act or (iv) pursuant to an opinion of counsel for the Trust to the effect that the proposed transfer is exempt from registration or qualification under the Securities Act and relevant state securities laws.

                                   ARTICLE V
             COVENANTS OF NATIONSBANK, N.A. AND MAIN PLACE HOLDINGS

         NationsBank, N.A., on the one hand, and Main Place Holdings, on the other hand, covenant with each other as follows:

           5.1 Maintenance of Business Prior to Closing. During the period from the date hereof through the Closing Date, NationsBank, N.A. shall cause the Trust to continue to carry on its business in the ordinary course and in accordance with past practice and not to take any action inconsistent therewith or with the consummation of the Closing.

           5.2 Share Legend. The certificates representing the Shares shall bear the following legend:

                  "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as that term is defined in Rule 144A under the Act. The Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Trust.


                                   ARTICLE VI
                  CONDITIONS TO NATIONSBANK N.A.'S OBLIGATIONS

         The obligations of NationsBank, N.A. to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

           6.1 Representations, Warranties and Covenants. All representations and warranties of Main Place Holdings contained in or made pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date (and such representations and warranties shall be deemed to be repeated by Main Place Holdings at and as of the Closing Date), except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Main Place Holdings shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

           6.2 Consents. All consents, approvals and waivers from third parties, governmental entities and other parties necessary to permit Main Place Holdings to transfer the Trust Shares to NationsBank, N.A. as contemplated hereby shall have been obtained.

           6.3 No Governmental Proceedings or Litigation. No action by any governmental entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected materially to damage NationsBank, N.A. if the transactions contemplated hereunder are consummated.

           6.4 Corporate Documents. NationsBank, N.A. shall have received from Main Place Holdings resolutions adopted by the board of directors of Main Place Holdings approving this Agreement and the transactions contemplated hereby certified by Main Place Holdings' corporate secretary or assistant secretary.

           6.5 Certificates. Main Place Holdings shall have furnished NationsBank, N.A. with such certificates of Main Place Holdings officers and others to evidence compliance with the conditions set forth in this Article VI as may be reasonably requested by NationsBank, N.A.

                                  ARTICLE VII
                 CONDITIONS TO MAIN PLACE HOLDINGS' OBLIGATIONS

         The obligations of Main Place Holdings to consummate the transactions provided for hereby are subject, in the discretion of Main Place Holdings, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

           7.1 Representations, Warranties and Covenants. All representations and warranties of NationsBank, N.A. contained in or made pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date (and such representations and warranties shall be deemed to be repeated by NationsBank, N.A. at and as of the Closing Date), except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and NationsBank, N.A. shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or on the date of the Closing.

           7.2 Consents. All consents, approvals and waivers from third parties, governmental entities and other parties necessary to permit NationsBank, N.A. to transfer, and Main Place Holdings to accept the Trust Shares as contemplated hereby shall have been obtained.

           7.3 No Governmental Proceedings or Litigation. No action by any governmental entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to affect materially the right or ability of Main Place Holdings to own the Trust Shares after the Closing or materially to damage Main Place Holdings or the Trust if the transactions contemplated hereunder are consummated.

           7.4 Certificates. NationsBank, N.A. shall have furnished Main Place Holdings with such certificates to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Main Place Holdings.

                                  MISCELLANEOUS

           8.1 Termination. If any condition precedent to NationsBank, N.A.'s obligations hereunder is not satisfied and such condition is not waived by NationsBank, N.A. on or prior to the date of the Closing, or if any condition precedent to Main Place Holdings' obligations hereunder is not satisfied and such condition is not waived by Main Place Holdings on or prior to the date of the Closing, NationsBank, N.A. or Main Place Holdings, as the case may be, may terminate this Agreement at their or its option by notice to the other party. This Agreement may be terminated by the mutual agreement of the parties hereto.

           8.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party; except that Main Place Holdings may assign all its rights and obligations hereunder to a subsidiary or subsidiaries of Main Place Holdings or to a successor to the business of Main Place Holdings; provided, however, that such assignment shall not release Main Place Holdings with respect to any such obligations or liabilities. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No other person shall have any right, benefit or obligation hereunder.

           8.3 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postage-paid envelope, (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt or (c) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

                  If to NationsBank, N.A. addressed to:

                           NationsBank, N.A.
                           c/o NationsBank Corporation, Legal Department 100 North Tryon Street, 20th Floor
                           Charlotte, North Carolina  28255
                           Attention:  George Walls, Esq.
                           Fax:  (704) 386-6453

                  If to Main Place Holdings addressed to:

                           Main Place Holdings Corporation
                           100 North Tryon Street, 23rd Floor
                           Charlotte, North Carolina  28255
                           Attention:  John E. Mack
                           Fax: (704) 386-0270

           8.4 Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions of New York law) except with respect to matters of law concerning the internal corporate affairs of Main Place Holdings, and as to those matters the law of the State of Delaware shall govern.

           8.5 Entire Agreement; Modifications and Waivers. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other rights, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

           8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           8.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument and, to the extent enforceable, such provisions shall be replaced by substitute provisions similar thereto, or other provisions, so as to provide to the Existing Stockholders and Main Place Holdings, to the fullest extent permitted by applicable law, the benefits intended by such provisions.

           8.8 Titles. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                         MAIN PLACE HOLDINGS CORPORATION


                         By: /s/     Gary S. Williams
                         -----------------------------
                            Name:  Gary S. Williams
                            Title:   Senior Vice President

                         NATIONSBANK, N.A.

                         By: /s/     Gary S. Williams.
                            ----------------------------
                             Name: Gary S Williams
                             Title:  Senior Vice President